As filed with the Securities and Exchange Commission on July 17, 2009

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WASHINGTON REAL ESTATE INVESTMENT TRUST

(Exact name of Registrant as specified in its charter)

MARYLAND	53-0261100
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification)

6110 Executive Boulevard

Suite 800

Rockville, Maryland 20852

(301) 984-9400

(Address, including zip code, and telephone number of Registrant’s principal executive offices)

William T. Camp

Executive Vice President and

Chief Financial Officer

6110 Executive Boulevard

Suite 800

Rockville, Maryland 20852

(301) 984-9400

(Name, address, including zip code, and telephone number of agent for service)

The Commission is requested to send copies of all communications to:

Jeffrey E. Jordan, Esq.

Arent Fox LLP

1050 Connecticut Avenue, N.W.

Washington, D.C. 20036

(202) 857-6473

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer  ☑        Accelerated filer   ☐         Non-accelerated filer   ☐        Smaller reporting company  ☐

(Do not check if a smaller

reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to Be Registered	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)
Shares of Beneficial Interest, par value $0.01	1,000,000	$21.395	$21,395,000	$1,193.84

(1) Calculated pursuant to Rule 457(c) of the rules and regulations under the Securities Act, the offering price and the registration fee are calculated on the basis of the average high and low prices of the shares, as reported by the New York Stock Exchange, within five business days prior to July 17, 2009.

PROSPECTUS

WRIT DIRECT

Washington Real Estate Investment Trust, also known as WRIT, is pleased to offer you the opportunity to participate in WRIT Direct, a convenient direct dividend reinvestment and share purchase plan available for new investors to make an initial investment in WRIT shares, and for existing shareholders to increase their holdings of WRIT shares.

Program highlights include:

•	Purchasing shares weekly and selling shares daily

•	Reinvesting dividends automatically at no cost

•	Buying additional WRIT shares by check or automatic deduction from your U.S. bank account

•	Transferring and selling WRIT shares easily without certificates

This prospectus relates to 1,000,000 WRIT shares, par value $0.01 per share, to be offered for purchase under the program. WRIT shares are listed on the New York Stock Exchange under the trading symbol “WRE.”

Please read this prospectus carefully and keep it and all account statements for future reference. If you have any questions about the program, please call Computershare Trust Company, N.A. (“Computershare”), the program administrator, toll-free at 800-519-3111 (781-575-2879 from outside the U.S. and Canada), 24 hours a day, seven days a week. Customer service representatives are available between the hours of 8:30 a.m. and 5:00 p.m. Eastern time, Monday through Friday. You may also contact Computershare via the Internet. Computershare’s Internet/Web site address is www.computershare.com.

The WRIT shares being offered are not insured or protected by any governmental agency, and involve investment risk, including the possible loss of principal. The payment of dividends by WRIT is discretionary and dividend payments may increase or decrease at the discretion of WRIT’s Board of Trustees.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the securities to be issued under this prospectus or determined if this prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

This prospectus is not an offer to sell securities and it is not soliciting an offer to buy securities in any state or country where the offer or sale is not permitted. To the extent required by applicable law in certain jurisdictions, shares offered through the program are offered only through a registered broker-dealer in those jurisdictions.

The date of this Prospectus is July 17, 2009.

Page
WASHINGTON REAL ESTATE I INVESTMENT TRUST	1

FORWARD-LOOKING STATEMENTS	1

RISK FACTORS	1

INFORMATION ABOUT THE PROGRAM	1

1. What is WRIT Direct?	1
2. What options are available under the program?	2
3. Who is eligible to participate in WRIT Direct?	2
4. Are there fees associated with participation?	2
5. How does a WRIT shareholder enroll in the program?	3
6. I already own WRIT shares, but they are held by my bank or broker and registered in “street name.” Can I use those shares to participate in the program?	3
7. I am not currently a WRIT shareholder. How do I enroll in WRIT Direct?	3
8. What are the dividend options?	3
9. How may I change my dividend reinvestment option or discontinue reinvesting my dividends?	4
10. May I receive dividend payments by direct deposit?	4
11. What is the source of WRIT shares purchased through the program?	4
12. How do I make an additional investment?	4
13. What are the minimum and maximum amounts for additional investments?	5
14. When will WRIT shares be purchased under the program?	5
15. At what price will WRIT shares be purchased?	6
16. Will fractional WRIT shares be purchased?	6
17. How are payments with “insufficient funds” handled?	6
18. Will interest be paid on the program accounts?	6
19. Who will hold the additional WRIT shares purchased through WRIT Direct?	6
20. How may I receive a WRIT share certificate?	6
21. May I add my WRIT share certificate to my WRIT Direct account for safekeeping?	7
22. How may I sell WRIT shares I hold through WRIT Direct?	7
23. What reports will I receive?	7
24. Can I transfer WRIT shares that I hold in the program to someone else?	8
25. I’ve just moved. How can I request a change of address or update other personal data?	8
26. Who administers WRIT Direct? How do I contact them?	8
27. What if WRIT issues a WRIT share dividend or declares a WRIT share split?	8
28. How do I vote my WRIT Direct shares at shareholders’ meetings?	9
29. Can WRIT Direct be changed?	9
30. What are the responsibilities of WRIT and Computershare under the program?	9
31. What are the federal income tax consequences of participating in the program?	9

WHERE YOU CAN FIND MORE INFORMATION	10

USE OF PROCEEDS	10

PLAN OF DISTRIBUTION	11

LEGAL OPINION	11

EXPERTS	11

i

WASHINGTON REAL ESTATE INVESTMENT TRUST

Washington Real Estate Investment Trust (“WRIT”) is a self-administered, self-managed equity real estate investment trust. Our business consists of the ownership and development of income-producing real properties in the greater Washington metro region. We have a fundamental strategy of regional focus and diversification by property type. Our principal objective is to invest in high quality properties in prime locations, then proactively manage, lease and develop ongoing capital improvement programs to improve their long-term economic performance.

Our principal offices are located at 6110 Executive Boulevard, Suite 800, Rockville, Maryland 20852. Our telephone number there is (301) 984-9400.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents that we incorporate by reference contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act). Also, documents we subsequently file with the Securities and Exchange Commission and incorporate by reference will contain forward-looking statements.

Forward-looking statements involve numerous risks and uncertainties, and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise, and we may not be able to realize them. We do not guarantee that any transactions and events described in documents incorporated by reference into this prospectus will happen as described (or that they will happen at all). You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: (a) the effect of the current credit and financial market conditions; (b) the availability and cost of capital; (c) fluctuations in interest rates; (d) the economic health of our tenants; (e) the timing and pricing of lease transactions; (f) the economic health of the greater Washington Metro region, or other markets we may enter; (g) the effects of changes in Federal government spending; (h) the supply of competing properties; (i) consumer confidence; (j) unemployment rates; (k) consumer tastes and preferences; (l) our future capital requirements; (m) inflation; (n) compliance with applicable laws, including those concerning the environment and access by persons with disabilities; (o) governmental or regulatory actions and initiatives; (p) changes in general economic and business conditions; (q) terrorist attacks or actions; (r) acts of war; (s) weather conditions; (t) the effects of changes in capital available to the technology and biotechnology sectors of the economy; (u) the impact of newly adopted accounting principles; and (v) other factors discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, as updated by our future filings.

While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the “Risk Factors” section in our most recent Annual Report on Form 10-K, as updated by our future filings.

RISK FACTORS

Investing in WRIT shares involves risks that are described under the captions “Item 1A. Risk Factors” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K and under the captions “Item 1A. Risk Factors” and “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Reports on Form 10-Q, and in other reports that we may file from time to time with the Securities and Exchange Commission.

INFORMATION ABOUT THE PROGRAM

The following questions and answers explain and constitute the governing document for WRIT Direct.

1.	What is WRIT Direct?

WRIT Direct is a convenient direct share purchase and dividend reinvestment program available for new investors to make an initial investment in WRIT shares, and for existing shareholders to increase their holdings of WRIT shares. Participants in the program may elect to have dividends automatically reinvested in WRIT shares and/or to make optional cash investments through the program administrator, Computershare.

Participation in WRIT Direct is entirely voluntary, and we give no advice regarding your decision to join the program. However, if you decide to participate in this program, an enrollment form and reply envelope are enclosed for your convenience. Enrollment forms are also available by contacting Computershare at the address listed in Question 26.

2.	What options are available under the program?

WRIT Direct allows participants to:

•	open a program account with an initial investment of as little as $250 by check, or by authorizing automatic deductions from a U.S. bank account;

•	have all or part of the dividends on your WRIT shares automatically reinvested in additional WRIT shares at no cost to you;

•

increase holdings of WRIT shares under the program by making additional investments of as little as $100, up to a maximum of $300,000 per year, including the option of making automatic purchases by authorizing deductions from a U.S. bank account;

•	purchase WRIT shares in whole dollar amounts, rather than a specific quantity of shares, with the appropriate number of full and fractional shares credited to your WRIT Direct account;

•	make gifts of shares to family members and others at no cost by transferring WRIT shares to another account, new or old, or by making an initial investment;

•	deposit WRIT share certificates in the program’s share safekeeping feature with your share ownership maintained on Computershare’s records in book-entry form; and

•	receive regular statements indicating activity in your program account.

Please refer to Question 8 for additional information regarding dividend options and to Question 12 for further information regarding the methods for making additional cash investments.

Please retain all account statements for your records. The statements contain important tax and other information.

3.	Who is eligible to participate in WRIT Direct?

All U.S. citizens are eligible to participate in WRIT Direct, whether or not they are currently WRIT shareholders.

If you are not a U.S. citizen, you can participate in WRIT Direct provided there are no laws or governmental regulations that would prohibit you from participating or laws or governmental regulations that would affect the terms of WRIT Direct. WRIT reserves the right to terminate participation of any shareholder if it deems it advisable under any foreign laws or regulations. All program funds must be in U.S. funds and drawn on a U.S. bank. If you are not in the U.S., contact your bank to verify that they can provide you with a check that clears through a U.S. bank and can print the dollar amount in U.S. funds. Due to the longer clearance period, we are unable to accept checks clearing through non-U.S. banks. Please contact your local bank for details on how to make the transaction.

4.	Are there fees associated with participation?

There is no cost to you for reinvesting your dividends. WRIT will pay all fees and brokerage commissions for dividend reinvestments and the annual maintenance cost for your account.

There is no fee for purchasing shares with optional cash investments by check or with automatic investments. However, you will incur a brokerage commission (currently, $0.03 per share).

There is no enrollment fee for joining WRIT Direct. However, new shareholders must pay a brokerage commission (currently, $0.03 per share), which will be deducted from their initial investment funds. Current shareholders pay no fee or commission for enrolling in the program.

If you instruct Computershare to sell any of your WRIT shares, you will be charged a service fee plus a processing fee which will be deducted from the proceeds derived from the sale. See question 22 “How may I sell WRIT shares I hold through WRIT Direct?” for more information.

5.	How does a WRIT shareholder enroll in the program?

If you are already a WRIT shareholder of record (that is, if you own WRIT shares that are registered in your name, not your broker’s) but you are not enrolled in WRIT Direct, you may enroll in the program simply by completing and returning the enclosed enrollment authorization form to Computershare or by enrolling online through Computershare’s Web site, www.computershare.com/investor. You may obtain additional enrollment authorization forms at any time upon request to Computershare.

6.     I already own WRIT shares, but they are held by my bank or broker and registered in “street name.” Can I use those shares to participate in the program?

Yes. To become a participant, you may choose from among the following options:

•

If you are a beneficial owner of WRIT shares registered in the name of a financial intermediary (for example, a bank or a broker), you may participate in WRIT Direct by directing your financial intermediary to re-register at least one WRIT share directly in your name. You need to re-register in your name as many shares as you wish to have dividends reinvested from. You may then enroll in the program as a registered shareholder, without having to make an initial investment. Simply complete an enrollment authorization form or enroll online as described in Question 5.

•	You may enroll in the program in the same manner as someone who is not currently a WRIT shareholder, as described in Question 7.

7.	I am not currently a WRIT shareholder. How do I enroll in WRIT Direct?

If you do not currently own WRIT shares and you wish to become a shareholder and a participant in WRIT Direct, you may enroll in the program by completing an initial investment form and making an initial investment of at least $250. To make your initial investment, you may:

•

enroll by mail. You may include with your initial investment form a check made payable to “Computershare - Washington Real Estate Investment Trust” in an amount equal to at least $250, up to a maximum of $300,000. Alternatively, you may authorize automatic deductions of at least $100 per transaction from your account at a U.S. Bank or financial institution for at least three consecutive purchases, up to a maximum of $300,000 per year. Automatic deductions will continue indefinitely, beyond the initial three purchases, until you notify Computershare by telephone, Internet, or in writing that the automatic deductions are to stop. Computershare’s Internet address is www.computershare.com/investor. An authorization form for automatic deductions is included with the initial investment form.

•

enroll online at www.computershare.com/investor. You will be asked to complete an online enrollment form and authorize a one-time debit from your U.S. Bank or financial institution account for at least $250, up to a maximum of $300,000. Alternatively, you may authorize automatic deductions of at least $100 per transaction from your account at a U.S. Bank or financial institution for at least three consecutive purchases, up to a maximum of $300,000 per year. Automatic deductions will continue indefinitely, beyond the initial three purchases, until you notify Computershare by telephone, Internet, or in writing that the automatic deductions are to stop.

8.	What are the dividend options?

As a participant in the program, you may elect to reinvest all, part or none of the dividends on your WRIT shares for the purchase of additional WRIT shares. The options available to you are as follows:

•	Full Dividend Reinvestment. If you select this option, Computershare will apply all of your dividends on all WRIT shares registered in your name toward the purchase of more WRIT shares.

•

Partial Dividend Reinvestment. If you select this option, Computershare will pay you dividends in cash on the number of WRIT shares that you specify on your enrollment form and apply the balance of your dividends toward the purchase of more WRIT shares.

•

All Dividends Paid in Cash (No Dividend Reinvestment). If you select this option, your dividends will not be reinvested. Instead, you will receive payment by check or direct deposit (at your option) for all of your cash dividends.

The dates on which dividends will be reinvested are described in Question 14. Computershare will continue to reinvest your dividends as you have indicated on your enrollment form until you specify otherwise. You may change your election at any time by either completing and submitting a new enrollment form, by contacting Computershare directly at 800-519-3111 (781-575-2879 from outside the U.S. and Canada), or by accessing your program account through the Internet at Computershare’s Web site, www.computershare.com/investor. No matter which reinvestment option you have selected, you may make optional cash investments as described in Question 12.

9.	How may I change my dividend reinvestment option or discontinue reinvesting my dividends?

You may change dividend reinvestment options by calling Computershare directly at 800-519-3111(781-575-2879 from outside the U.S. and Canada), by instructing Computershare in writing at its address listed in Question 26, by submitting to Computershare a new election on an enrollment authorization form, or by accessing your program account through the Internet at Computershare’s Web site, www.computershare.com/investor. To be effective for a specific dividend, any change must be received by Computershare before the record date for that dividend. See Question 14 for information regarding record dates.

You may discontinue reinvestment of cash dividends at any time by calling or writing to Computershare or by accessing your program account through the Internet at Computershare’s Web site at www.computershare.com/investor. If Computershare receives your request to discontinue dividend reinvestment shortly before, on, or shortly after a record date for a dividend, Computershare may either pay the dividend in cash or reinvest it under the program on the next investment date on your behalf. If reinvested, Computershare may sell the WRIT shares purchased and send the proceeds to you, less any service fee, applicable processing fee and any other costs of sale. After processing your request to discontinue dividend reinvestment, any WRIT shares credited to your account under WRIT Direct will continue to be held in book-entry form. Dividends on any WRIT shares held in book-entry form, and on any WRIT shares you hold in certificate form, will be paid in cash by check or direct deposit (at your option). To receive cash dividends by direct deposit, see Question 10.

10.	May I receive dividend payments by direct deposit?

Yes. Through the program’s direct deposit feature, instead of receiving dividend checks, you may elect to have your cash dividends paid by electronic funds transfer to your account at a U.S. bank or financial institution on the dividend payment date. To receive dividends by direct deposit, you must complete, sign and return to Computershare an authorization form for electronic direct deposit. You may obtain this form by calling Computershare directly at 800-519-3111 (781-575-2879 from outside the U.S. and Canada). You may also elect direct deposit online at www.computershare.com/investor.

Authorization forms for direct deposit will be processed and will become effective as promptly as practicable after receipt of the form by Computershare. You may change your designated bank account for direct deposit or discontinue this feature at any time by submitting to Computershare a new authorization form for direct deposit, by written instruction to Computershare or online.

11.	What is the source of WRIT shares purchased through the program?

At WRIT’s option, shares may be purchased in the open market through a registered broker-dealer or directly from WRIT. Share purchases in the open market may be made on any stock exchange where WRIT shares are traded or by negotiated transactions on terms as Computershare may reasonably determine. Neither WRIT nor any participant will have any authority or power to direct the date, time or price at which WRIT shares may be purchased, or the selection of the broker or dealer through or from whom purchases are to be made.

12.	How do I make an additional investment?

You may make optional cash investments by choosing among the following options:

•

Check Investment. You may make optional cash investments of at least $100, up to a maximum of $300,000 per year, in WRIT shares by sending to Computershare a check for the purchase of additional shares. The check must be made payable to “Computershare - Washington Real Estate Investment Trust” in U.S. dollars and drawn on a U.S. bank. If you are not in the U.S., contact your bank to verify that they can provide you with a check that clears through a U.S. bank and can print the dollar amount in U.S. funds. Due to the longer clearance period, we are unable to accept checks clearing through non-U.S. banks. Computershare will not accept cash, traveler’s checks, money orders, or third party checks for optional cash investments. All checks should be sent to Computershare at the address listed on the tear-off form section attached to each account statement you receive, or if making an investment when enrolling, with your enrollment form.

•

One-time Online Bank Debit. You may make optional cash investments of at least $100, up to a maximum of $300,000 per year, in WRIT through Computershare’s Web site, www.computershare.com/investor, and authorizing a one-time online bank debit from an account at a U.S. bank or financial institution. One-time online optional cash investments funds will be held by Computershare for three banking business days before they are invested. Please refer to the online confirmation for the account debit date and investment date.

•

Automatic Investment from a Bank Account. As an alternative to sending checks for optional cash investments, you may elect to have funds automatically withdrawn from your checking or savings account at a U.S. bank or financial institution. You may elect the automatic deduction option by accessing your program account through the Internet at Computershare’s Web site, www.computershare.com/investor. You may also elect the automatic deduction option by completing and signing a direct debit authorization form and returning this form to Computershare, together with a voided blank check or savings account deposit slip for the bank account from which the funds are to be withdrawn. Additional authorization forms are available through Computershare. Your direct debit authorization form will be processed and will become effective as promptly as practicable. However, you should allow four to six weeks for the first investment to be initiated using this automatic deduction feature. Once automatic deductions begin, funds will be withdrawn from your bank account on either the first or fifteenth day of each month, or both (at your option), or the next business day if either of those days is not a business day. Those funds normally will be invested within five business days. You may change the amount of money or discontinue automatic deductions by completing and submitting to Computershare a new authorization form for automatic deductions. As an alternative, you may also change or discontinue your automatic monthly deductions by accessing your program account through the Internet at Computershare’s Web site, www.computershare.com/investor. To be effective for a particular investment date, Computershare must receive your new instructions at least six business days before the investment date. See Question 14 for more information regarding investments dates.

13.	What are the minimum and maximum amounts for additional investments?

In addition to increasing your holdings of WRIT shares through the reinvestment of dividends, you may make optional cash investments in WRIT shares at any time. Your optional cash investment must be at least $100, up to a maximum of $300,000 per year. Whether participating through the use of a check, online debit or through the automatic deduction feature, the $100 minimum per transaction applies. If you are not a WRIT shareholder and are a first-time investor in the program, your initial investment must be for at least $250. See Question 7 for additional information regarding an initial investment.

Optional cash investments will be returned to you upon your request, provided that Computershare receives your request at least two business days prior to the investment date.

14.	When will WRIT shares be purchased under the program?

General. Direct purchases from WRIT of authorized but unissued WRIT shares will be made on the relevant “investment date” as described below. Purchases on the open market will begin on the investment date and generally will be completed the same day, but if market conditions do not permit, the purchases will be completed no later than 30 days from that date, except where completion at a later date is necessary or advisable under any applicable federal securities laws.

Optional Cash Investments. Computershare will normally invest any initial and additional cash investments by check, one-time online debit or by automatic deductions from a U.S. bank account, toward the purchase of WRIT shares no later than five business days after receipt of the investment. Computershare will determine the actual investment date for initial and additional cash investments.

Dividend Reinvestments. The investment date for reinvested cash dividends will be the dividend payment date. If the investment date falls on a date when the New York Stock Exchange is closed, the investment date will be the next day that the New York Stock Exchange is open. If Computershare receives your enrollment form requesting reinvestment of dividends on or before the record date established for a particular dividend, reinvestment will commence with that dividend. We expect that record dates for dividends which may be declared on WRIT shares will be approximately two weeks before the end of each quarter and the related payment dates will be on the last day or next to last day of the quarter.

If your enrollment form is received after the record date for a particular dividend, the reinvestment of dividends will begin on the dividend payment date following the next record date.

15.	At what price will WRIT shares be purchased?

For WRIT shares purchased on the open market, the price will be the weighted average of the purchase price of all WRIT shares purchased for the program for that investment date.

For WRIT shares purchased directly from WRIT, the price will be the closing price of the WRIT shares as reported on the New York Stock Exchange Composite Transactions list for that investment date. If no trading in WRIT shares occurs on the New York Stock Exchange for that date, we will determine your price per share on the basis of market quotations as we deem appropriate.

16.	Will fractional WRIT shares be purchased?

Yes. If any dividend or optional cash investment is not sufficient to purchase a whole WRIT share, a fractional WRIT share equivalent will be credited to your account. All fractional WRIT shares are rounded to six decimal places.

17.	How are payments with “insufficient funds” handled?

In the event that any check or other deposit is returned unpaid for any reason, or your predesignated bank account does not have sufficient funds for an automatic debit, Computershare will consider the request for investment of that purchase null and void and will immediately remove from your account any WRIT shares already purchased in anticipation of receiving those funds. If the net proceeds from the sale of those shares are insufficient to satisfy the balance of the uncollected amounts, Computershare may sell additional WRIT shares from your account as necessary to satisfy the uncollected balance. There is a fee (currently, $25) for any check or other deposit that is returned unpaid by your bank and for any failed automatic deduction from your predesignated U.S. bank account. This fee will be collected by Computershare through the sale of the number of WRIT shares from your WRIT Direct account necessary to satisfy the fee.

18.	Will interest be paid on the program accounts?

No. Interest will not be paid on amounts held pending investment.

19.	Who will hold the additional WRIT shares purchased through WRIT Direct?

WRIT shares purchased through WRIT Direct are credited in book-entry form to your account on Computershare’s records. The number of WRIT shares (including fractional interests) credited to your account will be shown on each account statement.

If you wish to pledge WRIT shares credited to your account, you must first request Computershare to issue a certificate for the WRIT shares. To request a certificate, see Question 20.

20.	How may I receive a WRIT share certificate?

You may obtain a certificate at no cost for some or all of the whole WRIT shares credited to your account at any time by simply requesting Computershare to issue a certificate for the requested number of WRIT shares. You may make such a request by:

•	calling Computershare at 800-519-3111 (781-575-2879 from outside the U.S. and Canada);

•	accessing your program account through the Internet at Computershare’s Web site, www.computershare.com/investor;

•	using the tear-off form attached to the account statement; or

•	sending written notice specifying the number of WRIT shares to be issued in certificate form (certificated).

Certificates will be issued to you and registered in your name. Certificates are normally issued to participants within two business days after receipt of the request. No certificates will be issued for a fractional WRIT share. If you request a certificate for all WRIT shares credited to your account, a certificate will be issued for the whole WRIT shares and a cash payment will be made for any remaining fractional WRIT share. That cash payment will be based upon the then-current market price of WRIT shares, less any service fee, any applicable processing fee and any other costs of sale.

Receiving certificated WRIT shares from your account does not affect your dividend reinvestment option. For example, if you authorized the full dividend reinvestment option, cash dividends with respect to WRIT shares issued in certificate form will continue to be reinvested.

21.	May I add my WRIT share certificate to my WRIT Direct account for safekeeping?

Yes. You may deposit with Computershare any WRIT share certificate in your possession and registered in your name for credit to your account as book-entry shares at any time, at no cost. WRIT will pay all fees for this service. This safekeeping feature offers two advantages:

•

the risk associated with loss, theft or destruction of WRIT share certificates is eliminated. Otherwise, in the case of a lost of stolen certificate, no sale or transfer may occur until a replacement is obtained, which can be a costly and time-consuming process; and

•

since WRIT shares deposited into your account with Computershare are treated in the same manner as WRIT shares purchased through the program, they may be transferred or sold through the program in a convenient and efficient manner.

To combine WRIT shares held in certificate form with WRIT shares held in book-entry form through your WRIT Direct account, you must send your request and your certificates to Computershare. The certificates should not be endorsed. Computershare will promptly send you a statement confirming each certificate deposit.

To insure against potential loss resulting from mailing certificates to Computershare, you should send your certificates to the address listed in Question 26 by registered mail, return receipt requested, and insured for possible mail loss for 3% of the market value (minimum of $50). This represents the approximate cost to you for replacing certificates if they are lost in the mail.

22.	How may I sell WRIT shares I hold through WRIT Direct?

You can sell some or all of the shares held in your WRIT Direct account at any time by contacting Computershare. You have two choices when making a sale, depending on how you submit your sale request, as follows:

•

Market Order: A market order is a request to sell shares promptly at the current market price. Market order sales are only available by accessing your account at www.computershare.com/investor or by calling Computershare directly at 800-519-3111 (781-575-2879 from outside the U.S. and Canada). Market order sale requests received at www.computershare.com/investor or by telephone will be placed promptly upon receipt during market hours (normally 9:30 a.m. to 4:00 p.m. Eastern time). Any orders received after 4:00 p.m. Eastern time will be placed promptly on the next day the market is open. The price shall be the market price of the sale obtained by Computershare’s broker, less a service fee of $25 and a processing fee of $0.12 per share sold.

•

Batch Order: A batch order is an accumulation of all sale requests for a security submitted together as a collective request. Batch orders are submitted on each market day, assuming there are sale requests to be processed. Sale instructions for batch orders received by Computershare will be processed no later than five business days after the date on which the order is received (except where deferral is required under applicable federal or state laws or regulations), assuming the applicable market is open for trading and sufficient market liquidity exists. Batch order sales are available at www.computershare.com/investor, or by calling Computershare directly at 800-519-3111 (781-575-2879 from outside the U.S. and Canada). All sales requests received in writing will be submitted as batch order sales. Computershare will cause your shares to be sold on the open market within five business days of receipt of your request. To maximize cost savings for batch order sales requests, Computershare may combine each selling program participant’s shares with those of other selling program participants. In every case of a batch order sale, the price to each selling program participant shall be the weighted average sale price obtained by Computershare’s broker for each aggregate order placed by Computershare and executed by the broker, less a service fee of $15 and a processing fee of $0.12 per share sold. Proceeds are normally paid by check, which are distributed within 24 hours after your sale transaction has settled.

All per share processing fees include any brokerage commissions Computershare is required to pay. All sale instructions are final when Computershare receives them. Your sale instructions cannot be stopped or cancelled. Computershare may, for various reasons, require a transaction request to be submitted in writing. Please contact Computershare to determine if there are any limitations applicable to your particular sale request.

23.	What reports will I receive?

Easy to read statements of your calendar year-to-date account activity will be sent to you after each transaction, which will simplify your record keeping. Each account statement will show the amount invested, the purchase or sale price, the number of WRIT shares purchased or sold and any applicable service fees, as well as any activity associated with WRIT share deposits or certificated withdrawals. Please notify Computershare promptly either in writing or by telephone if your address changes. In addition, you will receive copies of the same communications sent to all other holders of WRIT shares, such as annual reports and proxy statements. You will also receive any Internal Revenue Service information returns, if required.

Please retain all account statements for your records. The statements contain important tax and other information.

24.	Can I transfer WRIT shares that I hold in the program to someone else?

Yes. You may transfer ownership of some or all of your WRIT shares held through WRIT Direct. Transfer instructions and forms are available through the Internet at Computershare’s Web site, www.computershare.com/investor. Alternatively, you may call Computershare at 800-519-3111 (781-575-2879 from outside the U.S. and Canada) for complete transfer instructions. You will be asked to send to Computershare written transfer instructions. Your signature on the written transfer instructions must be “Medallion Signature Guaranteed” by a financial institution. Most banks and brokers participate in the Medallion Signature Guarantee program. The Medallion Signature Guarantee program ensures that the individual signing is in fact the owner of the shares to be transferred. A notary is not sufficient.

You may transfer WRIT shares to new or existing WRIT shareholders. However, if you transfer less than one whole share, a new WRIT Direct account may not be opened for the transferee. If the transferee is not already a participant in WRIT Direct and you transfer more than one whole share, an account will be opened in the name of the transferee and he or she will automatically be enrolled in the program under the full reinvestment option unless you specify differently. The transferee may change the investment option after the transfer has been made as described in Question 9.

25.	I’ve just moved. How can I request a change of address or update other personal data?

It is important that our records contain your most up-to-date personal data. If you need to request a change of address or update other personal data, please call Computershare at 800-519-3111 (781-575-2879 from outside the U.S. and Canada) or write to Computershare at the address listed in Question 26. You may also update your personal information through Computershare’s Web site, www.computershare.com/investor.

26.	Who administers WRIT Direct? How do I contact them?

Computershare Trust Company, N.A. directs the purchase of and credits participants’ accounts with WRIT shares acquired under the program, keeps records, sends statements of account activity to participants and performs other related duties.

You may contact Computershare by writing to:

WRIT Direct

c/o Computershare Trust Company, N.A.

P.O. Box 43078

Providence, RI 02940-3078

You may contact Computershare at one of the telephone numbers listed below:

•	Shareholder customer service, including sale of shares: 800-519-3111 (within the U.S. and Canada) and 781-575-2879 (outside the U.S. and Canada)

•

New investors requesting program material: 800-519-3111 (781-575-2879 from outside the U.S. and Canada) (available 24 hours a day, 7 days a week) and TDD: 800-952-9245 (a telecommunications device for the hearing impaired is available)

You may also contact Computershare via the Internet. Computershare’s Internet address is www.computershare.com. Messages sent via the Internet will be responded to promptly. At Computershare’s Web site, you can access your WRIT share balance, transfer WRIT shares, sell WRIT shares, request a WRIT share certificate, and obtain online forms and other information about your account.

27.	What if WRIT issues a WRIT share dividend or declares a WRIT share split?

Any WRIT share dividends or split WRIT shares distributed by WRIT on WRIT shares credited to your account or on WRIT shares held by you in the form of certificates will be credited to your account. You will receive a statement indicating the number of WRIT shares or dividends earned as a result of the transaction.

28.	How do I vote my WRIT Direct shares at shareholders’ meetings?

In connection with any meeting of WRIT shareholders, you will receive proxy materials, including a proxy card representing both the WRIT shares for which you hold physical certificates and the whole shares held in book-entry form in your WRIT Direct account. Fractional WRIT shares will not be voted.

29.	Can WRIT Direct be changed?

While WRIT Direct is intended to continue indefinitely, WRIT reserves the right to suspend or terminate the program at any time. WRIT also reserves the right to make modifications to the program. You will be notified of any such suspension, termination or modification.

Computershare also may terminate your WRIT Direct account if you do not own at least one whole WRIT share. In the event that your program account is terminated for this reason, a check for the cash value of the fractional WRIT share based upon the then-current market price, less any service fee, any processing fee and any other costs of sale will be sent to you and your account will be closed.

Any questions of interpretation that may arise under the program will be determined by WRIT and WRIT’s determination will be final.

30.	What are the responsibilities of WRIT and Computershare under the program?

Neither WRIT nor Computershare will be liable for any act or omission to act, which was done in good faith, including any claim of liability arising out of the failure to cease reinvestment of dividends for a participant’s account upon the participant’s death prior to receipt of notice in writing of the death along with a request to cease dividend reinvestment from a qualified representative of the deceased, the prices at which WRIT shares are purchased or sold for participants’ accounts, the times when purchases or sales are made, or fluctuations in the market value of WRIT shares.

You should recognize that neither WRIT nor Computershare can assure you of a profit or protect you against a loss on WRIT shares purchased through the program.

Although WRIT currently contemplates the continuation of quarterly dividends, the payment and amount of dividends is subject to the discretion of WRIT’s Board of Trustees and will depend upon future earnings, financial condition and other factors.

31.	What are the federal income tax consequences of participating in the program?

The following is a general discussion of the U.S. federal income tax consequences of the program. You should consult your own tax advisor with respect to the tax consequences of participation in the program (including federal, state, local and other tax laws and U.S. tax withholding laws) applicable to your particular situation.

Cash dividends reinvested under the program will be taxable for U.S. federal income tax purposes as having been received by you even though you have not actually received them in cash. The total amount of dividends paid to you during the year, whether or not they are reinvested, will be reported to you and the U.S. Internal Revenue Service shortly after the close of each year.

In addition, when Computershare purchases WRIT shares for your account on the open market rather than directly from WRIT, you must include in your gross income, as an additional dividend, your allocable share of any brokerage commissions or processing fees paid by WRIT. This amount will be reported to you and the U.S. Internal Revenue Service on IRS Form 1099-DIV shortly after the end of each year. Your tax basis in these WRIT shares will be the cost of the WRIT shares plus your allocable shares of brokerage commissions or processing fees paid by WRIT.

You will not realize gain or loss for U.S. federal income tax purposes upon a transfer of WRIT shares to your program account or the withdrawal of whole WRIT shares from your account for the purpose of issuing a certificate. You will, however, generally realize gain or loss upon the receipt of cash for the sale of fractional WRIT share from your account. You will also realize gain or loss when WRIT shares are sold. The amount of gain or loss will be the difference between the amount that you receive for the WRIT shares sold and your tax basis in the WRIT shares (generally, the amount you paid for the WRIT shares, plus allocable brokerage commissions paid by WRIT). In order to determine the tax basis for WRIT shares in your account, you should retain all account statements.

If you are a nonresident foreign shareholder whose dividends are subject to U.S. federal income tax withholding, the amount of the tax to be withheld will be deducted from the amount of dividends to determine the amount of dividends to reinvest.

Dividends paid on shares in WRIT Direct accounts may be subject to “the backup withholding” provisions of the Internal Revenue Code. If you fail to furnish a properly completed Form W-9 or its equivalent or are otherwise subject to backup withholding, Computershare must withhold and pay over to the Internal Revenue Service 31% from the amount of dividends paid or reinvested, from the sale proceeds of a fractional WRIT share, and from the sale proceeds of whole WRIT shares, unless you are exempt from the withholding requirements described in Section 3406 of the Internal Revenue Code.

WHERE YOU CAN FIND MORE INFORMATION

WRIT files annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available on the SEC’s Web site at www.sec.gov and on WRIT’s Web site at www.writ.com. You also may read and copy any documents WRIT files at the SEC’s public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800- SEC-0330 for further information about their public reference room, including copy charges. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The address of the SEC’s Internet site is http://www.sec.gov. You can also obtain information about WRIT from the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede information in this prospectus and in our other filings with the SEC. WRIT incorporates by reference the documents listed below, items 1 through 5 of which we filed with the SEC before the initial filing of the registration statement:

1.	Our annual report on Form 10-K for the year ended December 31, 2008, filed with the SEC on March 2, 2009;

2.	Our proxy statement for our 2009 annual meeting, filed with the SEC on April 7, 2009;

3.	Our quarterly report for the quarter ended March 31, 2008, filed with the SEC on May 8, 2009;

4.	Our current reports on Form 8-K filed with the SEC on December 3, 2008 (as amended on Form 8-K/A filed on February 17, 2009), February 20, 2009, February 25, 2009, March 4, 2009, April 28, 2009, April 30, 2009 and July 10, 2009;

5.	Our Form 8-A, filed with the SEC on December 4, 1998; and

6.	Each document that we file after the date of this prospectus under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act and prior to the time that we sell all WRIT shares offered under this prospectus.

You may read or copy these documents through our Web site at www.writ.com. You may request a copy of these filings at no cost, by writing or calling us at the following address:

Washington Real Estate Investment Trust

Attention: Investor Relations

6110 Executive Boulevard

Suite 800

Rockville, Maryland 20852

(301) 984-9400 and (800) 565-9748

You should rely only on the information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with additional or different information. You should not assume that the information in this prospectus or any document incorporated by reference is accurate as of any date other than the date of those documents. You may also obtain from the SEC a copy of the registration statement and exhibits that we filed with the SEC when we registered the shares. The registration statement may contain additional information that may be important to you.

USE OF PROCEEDS

WRIT will receive proceeds from the purchase of WRIT shares through the program only to the extent that such purchases are made directly from WRIT and not from open market purchases by Computershare. Any proceeds received by us (which cannot be estimated) will be used for general corporate purposes.

PLAN OF DISTRIBUTION

Except to the extent the administrator purchases WRIT shares in open market transactions, we will sell WRIT shares acquired under WRIT Direct directly to you through Computershare, the program administrator for WRIT Direct. WRIT shares acquired pursuant to WRIT Direct may be resold in market transactions on any national securities exchange on which WRIT shares trade or in privately negotiated transactions. WRIT shares are currently listed on the New York Stock Exchange under the trading symbol “WRE.”

We may sell WRIT shares through WRIT Direct to persons (including brokers or dealers) who, in connection with the resale of WRIT shares, may be considered underwriters. In connection with these types of transactions, compliance with Regulation M under the Exchange Act would be required. The difference between the price such persons who may be deemed to be underwriters pay us for WRIT shares acquired under WRIT Direct and the price at which such WRIT shares are resold, may be deemed to constitute underwriting commissions received by such persons in connection with such transactions. We will not give any person any rights or privileges other than those that the person would be entitled to as a participant in WRIT Direct. We will not enter into any agreement with any person regarding the person’s purchase, resale or distribution of WRIT shares.

Subject to the availability of WRIT shares registered for issuance under WRIT Direct, there is no total maximum number of WRIT shares that can be issued pursuant to WRIT Direct. Except for any applicable brokerage commissions, you are not required to pay any transaction fees, service fees, trading fees or other charges, in connection with the purchase of WRIT shares under WRIT Direct. You will only have to pay fees in connection with your voluntary sale of WRIT shares from your WRIT Direct account. See Question 4 under “INFORMATION ABOUT THE PROGRAM” for details.

WRIT shares may not be available under WRIT Direct in all states. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any WRIT shares or other securities in any state or any other jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.

LEGAL OPINION

Arent Fox LLP, Washington, D.C. has issued an opinion about the valid issuance of the shares covered by this prospectus for WRIT.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Current Report on Form 8-K dated July 10, 2009, and the effectiveness of our internal control over financial reporting as of December 31, 2008 included in our Annual Report on Form 10-K as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

The historical summaries of gross income and direct operating expenses of Kenmore Apartments and 2445 M Street for the year ended December 31, 2007 are incorporated in reliance on the reports dated February 10, 2009 of Argy, Wiltse & Robinson, P.C., which we also incorporate by reference, and on the authority of that firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered. All amounts other than the registration fee are estimated.

Securities and Exchange Commission registration fee	$5,000

Accounting fees and expense	$15,000

Legal fees and expenses	$25,000

Printing and engraving expenses	$20,000

Miscellaneous	$10,000

TOTAL	$75,000

Item 15. Indemnification of Directors and Officers

The registrant’s Declaration of Trust dated April 5, 1996 provides that no trustee or officer of the registrant will be personally liable, in tort, contract or otherwise, in connection with the registrant’s property or the affairs of the registrant, or on account of his own acts or omissions to the registrant, or to any shareholder, trustee, officer or agent of the registrant except (1) to the extent that it is proved that the trustee or officer actually received an improper benefit or profit in money, property, or services, in which case the liability will not exceed the amount of the benefit or profit in money, property, or services actually received; or (2) to the extent that a judgment or other final adjudication adverse to the trustee or officer is entered in a proceeding based on a finding in the proceeding that the trustee’s or officer’s action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. All persons must look solely to the registrant’s property for satisfaction of claims of any nature in connection with the affairs of the registrant.

The registrant’s Declaration of Trust further provides for the indemnification of the registrant’s trustees and officers to the fullest extent permitted by Section 2-418 of the Maryland General Corporation Law.

Item 16. Exhibits

4. — Instruments defining the rights of security holders

(a) — Declaration of trust dated April 5, 1996. Incorporated by reference to Exhibit 3 of Form 8-B dated July 10, 1996

(b) — Amendment to declaration of trust dated September 21, 1998. Incorporated by reference to Exhibit 3 of Form 10-Q for the quarter ended September 30, 1998

(c) — Amendment to declaration of trust dated June 24, 1999. Incorporated by reference to Exhibit 4(c) to Amendment No. 1 to Form S-3 filed July 14, 1999

(d) — Amendment to declaration of trust dated May 31, 2006. Incorporated by reference to Exhibit 4(d) to Form S-3 filed August 28, 2006

5.   — Opinion of Arent Fox LLP regarding validity of securities registered (filed herewith)

23. — Consents of experts and counsel

(a) — Consent of Ernst & Young LLP (filed herewith)

(b) — Consent of Argy, Wiltse & Robinson, P.C. (filed herewith)

(c) — Consent of Arent Fox LLP (counsel): included in Exhibit 5

24. — Power of attorney (included on signature page)

99. — Letter to shareholders and others (filed herewith)

Item 17. Undertakings

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1) (i), (1) (ii) and (1) (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6. That, for purposes of determining any liability under the Securities Act of 1933, each filing of registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

7. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on the 17th day of July, 2009.

WASHINGTON REAL ESTATE INVESTMENT TRUST

By:	/s/ George F. McKenzie
George F. McKenzie President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints George F. McKenzie, William T. Camp and Laura M. Franklin, and each of them, his true and lawful attorney-in-fact and agent with power of substitution and resubstitution, for him, and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post effective amendments) to this registration statement on Form S-3, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to comply with the provisions of the Securities Act and all requirements of the SEC hereby ratifying and confirming all that said attorneys- in-fact or either of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the date indicated:

SIGNATURE	TITLE	DATE

/s/ George F. McKenzie GEORGE F. MCKENZIE	President, Chief Executive Officer and Trustee	July 17, 2009

/s/ Edmund B. Cronin, Jr. EDMUND B. CRONIN, JR.	Trustee and Chairman	July 17, 2009

/s/ John P. McDaniel JOHN P. McDANIEL	Trustee	July 17, 2009

/s/ Wendelin A. White WENDELIN A. WHITE	Trustee	July 17, 2009

/s/ Terence C. Golden TERENCE C. GOLDEN	Trustee	July 17, 2009

/s/ John M. Derrick, Jr. JOHN M. DERRICK, JR.	Trustee	July 17, 2009

/s/ Charles T. Nason CHARLES T. NASON	Trustee	July 17, 2009

/s/ Edward S. Civera EDWARD S. CIVERA	Trustee	July 17, 2009

/s/ Thomas E. Russell, III THOMAS E. RUSSELL, III	Trustee	July 17, 2009

/s/ William T. Camp WILLIAM T. CAMP	Executive Vice President and Chief Financial Officer	July 17, 2009

/s/ Laura M. Franklin LAURA M. FRANKLIN	Executive Vice President, Accounting and Administration (Chief Accounting Officer) and Secretary	July 17, 2009